                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549




                                 FORM 8-K



                              CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



              Date of Report (Date of earliest event reported):
                             November 6, 1996



                        NATIONAL R.V. HOLDINGS, INC.
------------------------------------------------------------------------------
        (Exact name of registrant as specified in its charter)



    Delaware                     0-22268                      13-0371079
------------------------------------------------------------------------------
(State or other               (Commission                  (I.R.S. Employer
 jurisdiction)                 File Number)                Identification No.)



                3411 N. Perris Blvd., Perris, California 92571
------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code (909) 943-6007



                                    N/A
------------------------------------------------------------------------------
       (Former name and former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.
         -------------------------------------

         On November 6, 1996, National R.V. Holdings, Inc., a Delaware corporation (the "Company"), announced that pursuant to a Share Exchange Agreement, dated as of October 22, 1996 (the "Exchange Agreement") , with Country Coach, Inc. ("CCI) and the stockholders of CCI, all of the outstanding shares of common stock of CCI were exchanged (the "Share Exchange") for an aggregate of 543,806 shares of the Company's common stock at closing on November 6, 1996, in accordance with the terms of the Exchange Agreement.

         CCI is a leading manufacturer of Highline motorhomes and bus conversions which are marketed under the Concept, Affinity, Magna, Intrigue, Allure and Country Coach Prevost Conversion brand names. CCI will be operated as a wholly-owned subsidiary of the Company. In connection with the Share Exchange, the Company assumed $10.1 million of debt of CCI. In addition, in connection with the transaction effected by the Share Exchange, CCI was granted an option (the "Option") for $2.1 million to purchase a manufacturing site currently leased by CCI in Junction City, Oregon. The Company may, in the future, cause CCI to exercise the Option.

         All of the terms of the Share Exchange are set forth in the Share Exchange Agreement which is filed as Exhibit A hereto and incorporated by reference herein.


Item 7.  Financial Statements and Exhibits.
         ----------------------------------

         (a)  Financial Statements of Business Acquired

         The following financial statements of CCI and the reports thereon of independent accountants, all appearing after the signature page to this Form 8-K, are included herein.

         Unaudited Balance Sheet as of September 30, 1996 and 1995 Unaudited Statement of Income for the nine months ended
           September 30, 1996 and 1995
         Unaudited Statement of Cash Flows for the nine months ended
           September 30, 1996 and 1995
         Notes to unaudited financial statements

         Independent Auditor's Report
         Balance Sheets as of December 31, 1995 and 1994
         Statements of Income for the years ended December 31, 1995 and 1994 Statements of Shareholders' Equity for the years ended
           December 31, 1995 and 1994
         Statements of Cash Flows for the years ended December 31, 1995 and 1994
         Notes to Financial Statements

         Independent Auditor's Report
         Balance Sheets as of December 31, 1994 and 1993
         Statements of Income for the years ended December 31, 1994 and 1993 Statements of Shareholders' Equity for the years ended
           December 31, 1994 and 1993
         Statements of Cash Flows for the years ended December 31, 1994 and 1993
         Notes to Financial Statements

         (b)  Unaudited Pro-Forma Financial Information

              Basis of Presentation

              The unaudited pro forma combined financial statements are presented giving effect to the Acquisition (the "Acquisition") of Country Coach, Inc. ("Country Coach") and are not necessarily indicative of the financial position or financial results that might have been achieved had the Acquisition occurred as of an earlier date, nor are they necessarily indicative of the financial position or financial results which may occur in the future. The Unaudited Pro Forma Combined Balance Sheet has been presented assuming the Acquisition occurred on September 30, 1996. The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1995 has been presented as if the Acquisition had occurred on January 1, 1995 and the Unaudited Pro Forma Combined Statement of Operations for the nine months ended September 30, 1996 has been presented as if the Acquisition had occurred on January 1, 1996. The Acquisition was accounted for under the purchase method of accounting, whereby the respective assets and liabilities of Country Coach are recorded at their estimated fair values. The total purchase cost of the transaction is estimated to be approximately $9,510,000 and the excess of the purchase cost over the estimated fair value of net assets acquired is estimated to be approximately $8,244,000.

                        National R.V. Holdings, Inc.
                Unaudited Pro Forma Combined Balance Sheet
                         As of September 30, 1996
                              (in thousands)

                                National RV   Country
                                Holdings,Inc. Coach,Inc.
                                  Sept. 30,  Sept. 30,  Pro Forma    Combined
                                    1996     1996(1)   Adjustments  Pro Forma
                                  --------   --------  -----------   --------
Current Assets:
  Cash and cash equivalents      $  2,670   $ (  310)  $(   585)(A)  $  1,775
  Trade receivables, less
    allowance for doubtful
    accounts                        7,789      3,422                   11,211
  Inventories                      14,376     11,574                   25,950
  Deferred income taxes               780                                 780
  Prepaid expenses                    569        366                      935
                                 --------   --------   --------      --------
    Total current assets           26,184     15,052    (   585)       40,651

Restricted funds                    1,749          -                    1,749
Property, plant and
  equipment, net                   10,585      3,311                   13,896
Goodwill, net                           -          -      8,244 (B)     8,244
Other assets                            -        194                      194
                                 --------   --------   --------      --------
    Total Assets                 $ 38,518   $ 18,557   $  7,659      $ 64,734
                                 ========   ========   ========      ========
Current liabilities:
  Line of credit                        -   $    160   $  7,979 (C)  $  9,288
                                                          1,149 (D)
  Current portion of long-
    term debt                         146        283    (   265)(D)       164
    Accounts payable                3,301      4,043                    7,344
    Accrued expenses                2,321      2,185                    4,506
    Customer deposits                   -        910                      910
                                 --------   --------   --------      --------
      Total current liabilities     5,768      7,581      8,863        22,212

Deferred income taxes               1,738          -                    1,738
Long-term debt                      6,925      1,432    (   925)(D)     7,432
Commitments and contingencies
Stockholders equity:
  Preferred stock-$0.01 par value;
    5,000 shares authorized,
    4,000 issued and outstanding        -          -          -             -
  Common stock-$0.01 par value;
    10,000,000 shares authorized       59          3    (     3)(E)        64
                                                              5 (B)
  Additional paid-in capital       22,421        309    (   309)(E)    31,416
                                                          8,995 (B)
  Retained earnings                 9,555      9,232    ( 1,029)(E)     9,555
                                                        ( 7,979)(C)
                                                        (   224)(D)
  Less - cost of Treasury Stock   ( 7,948)         -          -      (  7,948)
                                 --------   --------   --------      --------
      Total stockholders' equity   24,087      9,544    (   544)       33,087
                                 --------   --------   --------      --------
        Total Liabilities and
          Stockholders' Equity   $ 38,518   $ 18,557   $  7,659      $ 64,734
                                 ========   ========   ========      ========

(1) As reclassified to conform with the Company's presentation of financial information.

See Accompanying Notes (A) to (E) to Unaudited Pro Forma Combined Financial Statements

                      National R.V. Holdings, Inc.
           Unaudited Pro Forma Combined Statement of Operations
                   For the Year Ended December 31, 1995
                  (in thousands, except per share data)

                               National RV   Country    Pro Forma     Combined
                             Holdings, Inc. Coach, Inc. Adjustments  Pro Forma
                                                (1)
                             -------------- ----------- -----------  ---------
Net sales                         $ 89,397    $ 67,833               $157,230
Cost of goods sold                  78,089      59,029                137,118
                                  --------    --------    -------    --------
    Gross profit                    11,308       8,804                 20,112
Selling expenses                     2,643       4,297                  6,940
General and administrative
  expenses                           2,455       1,363                  3,818
Goodwill amortization                    -           -        412 (a)     412
                                  --------    --------    -------    --------
    Total operating expenses         5,098       5,660        412      11,170
                                  --------    --------    -------    --------
       Operating income              6,210       3,144       (412)      8,942
Other expenses (income):
  Investment income                (   611)    (   142)                (  753)
  Interest expense                     614         499        650 (b)   1,763
  Other financing related
    costs and other                    178     (     5)                   173
                                  --------    --------    -------    --------
    Total other expenses               181         352        650       1,183
                                  --------    --------    -------    --------
    Income before income taxes
      and extraordinary items        6,029       2,792     (1,062)      7,759
Provision for income taxes           2,387           -        857 (c)   3,244
                                  --------    --------    -------    --------
Income before extraordinary items    3,642       2,792     (1,919)      4,515
Extraordinary items, net of taxes   (  616)          -          -      (  616)
                                  --------    --------    -------    --------
    Net Income                    $  3,026    $  2,792    $(1,919)   $  3,899
                                  ========    ========    =======    ========
Earnings per common share and
common equivalent share
  Income before extraordinary
    items                          $  0.75                            $  0.84
  Extraordinary items                (0.13)                             (0.11)
                                   -------                            -------
       Net Income                     0.62                               0.72

Earnings per common share and
  common equivalent share -
  fully diluted
    Income before extraordinary
      items                        $  0.75                            $  0.84
    Extraordinary items              (0.13)                             (0.11)
                                   -------                            -------
       Net Income                     0.62                               0.72

Weighted average number of shares:
    Primary                          4,845                    544 (d)   5,389
    Fully diluted                    4,857                    544 (d)   5,401

(1) As reclassified to conform with the Company's presentation of financial information.

See Accompanying Notes (a) to (d) to Unaudited Pro Forma Combined Financial
  Statements

                          National R.V. Holdings, Inc.
             Unaudited Pro Forma Combined Statement of Operations
                 For the Nine Months Ended September 30, 1996
                       (in thousands, except per share data)

                               National RV   Country    Pro Forma     Combined
                             Holdings, Inc. Coach, Inc. Adjustments  Pro Forma
                                                (1)
                             -------------- ----------- -----------  ---------
Net sales                         $ 94,958    $ 59,308               $154,266
Cost of goods sold                  82,183      51,207                133,390
                                  --------    --------    -------    --------
    Gross profit                    12,775       8,101                 20,876
Selling expenses                     2,367       3,691                  6,058
General and administrative
  expenses                           1,773       1,337                  3,110
Goodwill amortization                    -           -        309 (aa)    309
                                  --------    --------    -------    --------
    Total operating expenses         4,140       5,028        309       9,477
                                  --------    --------    -------    --------
       Operating income              8,635       3,073      ( 309)     11,399
Other expenses (income):
  Investment income                (   184)    (   270)                (  454)
  Interest expense                     237         327        451 (bb)    991
                                                            (  25)(cc)
  Other financing related
    costs and other                    114     (     1)                   113
                                  --------    --------    -------    --------
    Total other expenses               167          56        426         650
                                  --------    --------    -------    --------
    Income before income taxes
      and extraordinary items        8,468       3,017     (  735)     10,749
Provision for income taxes           3,434           -      1,036 (dd)  4,470
                                  --------    --------    -------    --------
Net Income                        $  5,034    $  3,017    $(1,772)   $  6,279
                                  ========    ========    =======    ========
Earnings per common share and
  common equivalent share          $  1.00                            $  1.12

Earnings per common share and
  common equivalent share -
  fully diluted                    $  0.99                            $  1.12

Weighted average number of shares:
    Primary                          5,045                    544 (ee)  5,589
    Fully diluted                    5,066                    544 (ee)  5,610

(1) As reclassified to conform with the Company's presentation of financial information.

See Accompanying Notes (aa) to (ee) to Unaudited Pro Forma Combined Financial
   Statements

                        National R.V. Holdings, Inc.
             Unaudited Pro Forma Combined Statement of Operations
                  For the Nine Months Ended September 30, 1995
                   (in thousands, except per share data)

                               National RV   Country    Pro Forma     Combined
                             Holdings, Inc. Coach, Inc. Adjustments  Pro Forma
                             -------------- ----------- -----------  ---------
Net sales                         $ 65,814    $ 48,962               $114,776
Cost of goods sold                  56,901      42,352                 99,253
                                  --------    --------   -------     --------
    Gross profit                     8,913       6,610                 15,523
Selling expenses                     1,890       3,107                  4,997
General and administrative
  expenses                           1,820         947                  2,767
Goodwill amortization                    -           -       309(aaa)     309
                                  --------    --------    ------     --------
    Total operating expenses         3,710       4,054       309        8,073
                                  --------    --------    ------     --------
       Operating income              5,203       2,556      (309)       7,450
Other expenses (income):
  Investment income                (   604)    (    94)                (  698)
  Interest expense                     564         417       536(bbb)   1,517
  Other financing related
    costs and other                     79     (     3)                    76
                                  --------    --------    ------     --------
    Total other expenses                39         319       536          895
                                  --------    --------    ------     --------
    Income before income taxes
      and extraordinary items        5,164       2,236      (845)       6,555
Provision for income taxes           1,993           -       680(ccc)   2,673
                                  --------    --------   -------     --------
Income before extraordinary items    3,171       2,236    (1,525)       3,882
Extraordinary items, net of taxes   (  616)          -         -       (  616)
                                  --------    --------   -------     --------
    Net Income                    $  2,555    $  2,236   $(1,525)    $  3,266
                                  ========    ========   =======     ========
Earnings per common share and
common equivalent share
  Income before extraordinary
    items                          $  0.65                            $  0.72
  Extraordinary items                (0.13)                             (0.11)
                                   -------                            -------
       Net Income                     0.52                               0.60

Earnings per common share and
  common equivalent share -
  fully diluted
    Income before extraordinary
      items                        $  0.65                            $  0.72
    Extraordinary items              (0.13)                             (0.11)
                                   -------                            -------
       Net Income                     0.52                               0.60

Weighted average number of shares:
    Primary                          4,878                    544 (d)   5,422
    Fully diluted                    4,881                    544 (d)   5,425


See Accompanying Notes (aaa) to (ddd) to Unaudited Pro Forma Combined Financial
  Statements

        Notes to Unaudited Pro Forma Combined Financial Statements

1. Pro Forma Adjustments

Unaudited Pro Forma Combined Balance Sheet

(A) To reflect expenditure of estimated professional fees and other costs incurred by National RV Holdings and Country Coach in connection with the Country Coach Acquisition

          National RV Holdings:
            Financial advisory                               $385
            Accounting                                         50
            Legal                                              75
                                                             ----
                                                                      510
          Country Coach:
            Accounting                                       $ 35
            Legal                                              40
                                                             ----
                                                                       75
                                                                     ----
          Total Country Coach Acquisition related expenditures       $585
                                                                     ====

(B) To record the estimated goodwill and equity relating to the Country Coach Acquisition based upon a purchase price of $9,510,000 composed of the issuance of 543,806 shares of Common Stock in exchange for the outstanding stock of Country Coach and the incurrance of $585,000 of acquisition related expenditures. See (A).

         Purchase price                                             $9,510
         Adjusted book value of Country Coach which
           approximates fair value (net assets acquired)             1,266
                                                                    ------
              Excess of purchase price over net assets
                 acquired (Goodwill)                                $8,244
                                                                    ======

         Country Coach historical book value as of
           September 30, 1996                               $9,544
         To reflect the payment of the October dividend
           to Country Coach shareholders                    (7,979)(see (C))
         To reflect expenses incurred by Country Coach on
           the acquisition                                     (75)(see (A))
         To reflect the extraordinary loss on the required
           pre-payment of debt                                (224)(see (D))
                                                            ------
              Adjusted book value of Country Coach which
                 approximates fair value                    $1,266
                                                            ======

(C) To reflect the dividend paid to Country Coach stockholders on October 21, 1996.

(D) To reflect the required pre-payment of a note to a fomer Country Coach shareholder and the extraordinary loss thereon. Such required pre-payment resulted from the Country Coach Acquisition.

(E)   To eliminate Country Coach's historical stockholders' equity.

Unaudited Pro Forma Combined Statement of Operations

(a) To reflect the amortization of the estimated goodwill resulting from the Country Coach Acquisition using the straight-line method over 20 years.

(b) To reflect interest expense (at an annual rate of 8.015%) arising from the debt incurred upon payment of the October dividend. See (C).

(c) To reflect the conversion of Country Coach to C-Corp. status and the pro forma provision for income taxes calculated at the statutory rates.

(d) To adjust weighted average shares outstanding for the shares issued in conjunction with the Country Coach Acquisition.

Unaudited Pro Forma Combined Statement of Operations for the Nine Months Ended
  September 30, 1996

(aa) To reflect the amortization of the estimated goodwill resulting from the Country Coach Acquisition using the straight-line method over 20 years.

(bb) To reflect interest expense (at an annual rate of 7.54%) arising from the debt incurred upon payment of the October dividend. See (C).

(cc) To reflect the interest expense (at an annual rate of 7.54%) arising form the pre-payment of a note to a former Country Coach Shareholder (see (D)) and to eliminate the interest expense on this note at an annual rate of 12.96%.

(dd) To reflect the conversion of Country Coach to C-Corp. status and the pro forma provision for income taxes calculated at the statutory rates.

(ee) To adjust weighted average shares outstanding for the shares issued in conjunction with the Country Coach Acquisition.

Unaudited Pro Forma Combined Statement of Operations for the Nine Months Ended
   September 30, 1995

(aaa) To reflect the amortization of the estimated goodwill resulting from the Country Coach Acquisition using the straight-line method over 20 years.

(bbb) To reflect interest expense (at an annual rate of 8.96%) arising from the debt incurred upon payment of the October dividend. See (C).

(ccc) To reflect the pro forma provision for income taxes calculated at the statutory rates.

(ddd) To reflect the conversion of Country Coach to C-Corp. status and the pro forma provision for income taxes calculated at the statutory rates.

         (c)  Exhibits

              A. Share Exchange Agreement, dated as of October 22, 1996, by and among National R.V. Holdings, Inc., Country Coach, Inc., Robert B. Lee, Jack L. Courtemanche, Terry N. Lee, Kenda M. Mason and Brenda J. Lee-Thomson (incorporated herein by reference from Exhibit A to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on November 1, 1996).

              B. Press Release of the Company dated November 11, 1996.

                                   SIGNATURES
                                   ----------



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NATIONAL R.V. HOLDINGS, INC.



                                            By:  /s/ Stephen M. Davis
                                                 -----------------------
                                                 Name:  Stephen M. Davis
                                                 Title: Secretary


Dated: November 13, 1996

                            COUNTRY COACH, INC.
                               BALANCE SHEET
                               (In thousands)
                                (Unaudited)
	                                                       September 30,
	                                                      1996       1995
                                                       ----       ----
                          ASSETS

Current Assets:
  Cash                                                    $      -   $    689
  Trade receivables                                          3,356      2,497
  Receivables, related partnership                              66         43
  Inventories                                               11,574     14,006
  Prepaid expenses                                             366        228
                                                          --------   --------
    Total current assets                                    15,36      17,463

Property, plant and equipment, net                           3,311      1,952
Note receivable                                                 45         16
Other Assets                                                   149     (   46)
                                                          --------   --------
                                                          $ 18,867   $ 19,385
                                                          ========   ========

           LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Cash overdraft                                          $    310   $      -
  Line of credit                                               160      5,000
  Current portion of long-term debt                            283         17
  Accounts payable                                           4,043      3,834
  Accrued expenses                                           2,185      1,281
  Customer deposits                                            910         56
                                                          --------   --------
    Total current liabilities                                7,891     10,188

Long-term debt                                               1,432        168
Commitments and contingencies
Stockholders' equity:
  Common stock - $.05 par value; 1,000,000
    shares authorized, 52,681 and 67,251 shares
    issued and outstanding at September 30,
    1996 and 1995, respectively                                  3          3
  Additional paid-in capital                                   309        336
  Retained earnings                                          9,232      8,690
                                                          --------   --------
    Total stockholders' equity                               9,544      9,029
                                                          --------   --------
                                                          $ 18,867   $ 19,385
                                                          ========   ========





                        See Notes to Financial Statements
                                       3

                               COUNTRY COACH, INC.
                               STATEMENT OF INCOME
                                  (In thousands)
                                   (Unaudited)
                                                             Nine Months
				                                 Ended September 30,
                                                           1996       1995
                                                          ------     ------
Net sales                                                $ 59,308   $ 48,962
Cost of sales                                              49,539     41,426
                                                         --------   --------
    Gross profit                                            9,769      7,536

Selling and marketing                                       3,621      3,075
General and administrative                                  1,297        929
Warranty                                                      992        618
Profit sharing bonus                                          786        358
                                                         --------   --------
    Operating income                                        3,073      2,556

Other expense (income):
  Interest expense                                            327        417
  Interest income                                         (   186)   (    94)
  Other financing related costs                           (    85)   (     3)
                                                         --------   --------
    Income before income taxes                           $  3,017   $  2,236
                                                         ========   ========










                  See Notes to Financial Statements

                           COUNTRY COACH, INC.
                         STATEMENT OF CASH FLOWS
                             (In thousands)
                              (Unaudited)
                                                            Nine Months
				                                 Ended September 30,
                                                           1996       1995
                                                          ------     ------
Cash flows from operating activities:
  Net income                                             $  3,017   $  2,236
  Adjustments to reconcile net income to
     net cash provided by operating activities:
    Depreciation expense                                      286        168
    Amortization                                               51         23
    Gain on disposition of equipment                      (     2)         -
    Increase in trade receivables                         (   683)   (   205)
    (Increase) decrease in receivables, related parties   (    28)        13
    Decrease in inventories                                   478      2,198
    Decrease in prepaid expenses                               79        297
    (Increase) decrease in note receivable                (    28)       204
    Decrease in accounts payable                              153        745
    (Decrease) increase in accrued expenses                   625    (   311)
    (Decrease) increase in customer deposits                  640    ( 1,240)
                                                         --------   --------
       Net cash provided by operating activities            4,588      4,128

Cash flows from investing activities:
  Proceeds from disposition of equipment                        2          3
  Purchases of property, plant and equipment              ( 1,595)   (   862)
  (Increase) decrease in other assets                          97        135
                                                         --------   --------
       Net cash used by investing activities              ( 1,496)   (   724)

Cash flows from financing activities:
  Net payments under line of credit                       ( 2,840)   ( 2,035)
  Principal payments on long-term debt                        368    (    13)
  Proceeds from issuance of common stock                        -        215
  Distributions to shareholders                           ( 1,420)   ( 1,361)
                                                         --------   --------
        Net cash provided (used) by financing activities  ( 3,892)   ( 3,194)
                                                         --------   --------
Net increase (decrease) in cash                           (   800)       210
Cash beginning of period                                      490        479
                                                         --------   --------
Cash (overdraft) end of period                           $(   310)  $    689
                                                         ========   ========






                      See Notes to Financial Statements

                             COUNTRY COACH, INC.
 						                  NOTES TO FINANCIAL STATEMENTS
                                 (Unaudited)

NOTE 1:   GENERAL

       In the opinion of Country Coach, Inc., the accompanying unaudited financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial position, results of operations and cash flows for all periods presented. Results for the interim periods are not necessarily indicative of the results for an entire year and the financial statements do not include all of the information and footnotes required by generally accepted accounting principles. For all periods presented, Country Coach, Inc. was a Sub S Corporation and, accordingly, required no provision for income taxes.

NOTE 2:INVENTORIES

       Inventories consist of the following (in thousands):

                				                                     September 30,
	                                                       1996      1995
                                                        ----      ----
           Finished goods                                  $ 2,575   $ 5,238
           Work-in-process                                   6,252     5,606
           Raw Materials                                     2,575     2,866
           Chassis                                             172       296
                                                           -------   -------
                                                           $11,574   $14,006
                                                           =======   =======

Coopers                                         |Coopers & Lybrand L.L.P.
& Lybrand                                       |
                                                |a professional services firm












                             COUNTRY COACH, INC.
                                  --------




                             FINANCIAL STATEMENTS
                for the years ended December 31, 1995 and 1994

                             COUNTRY COACH, INC.
                                  --------


                                   CONTENTS

                                                                          Page
                                                                          ----
Report of Independent Accountants                                          1

Financial Statements
  Balance Sheets                                                           2
  Statements of Income and Retained Earnings                               3
  Statement of Shareholders' Equity                                        4
  Statements of Cash Flows                                                 5
  Notes to Financial Statements                                           6-11
































Country Coach, Inc.


Coopers                                         |Coopers & Lybrand L.L.P.
& Lybrand                                       |
                                                |a professional services firm




Report of Independent Accountants



To the Board of Directors
Country Coach, Inc.:

We have audited the accompanying balance sheets of Country Coach, Inc. as of December 31, 1995 and 1994, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial state-ments are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Country Coach, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted account-ing principles.



Coopers & Lybrand LLP


Eugene, Oregon
February 16, 1995







Balance Sheets
December 31, 1995 and 1994


                                                         1995         1994
                                                       -------      --------
                        ASSETS

Current assets:
  Cash and cash equivalents                         $   487,903   $   478,550
  Accounts receivable                                 2,672,672     2,292,860
  Receivable, related partnership                        38,214        55,838
  Inventories                                        12,051,815    16,204,277
  Prepaid expenses and deposits                         444,797       525,331
                                                    -----------   -----------
    Total current assets                             15,697,401    19,556,856

Property and equipment, net                           2,002,043     1,260,585
Note receivable                                          16,508       220,755
Other assets                                            296,733       111,862
                                                    -----------   -----------
                                                    $18,012,685   $21,150,058
                                                    ===========   ===========

                      LIABILITIES

Current liabilities:
  Notes payable                                     $ 3,000,000   $ 7,035,000
  Long-term debt, current portion                       279,177        17,624
  Accounts payable, trade                             3,890,225     3,089,493
  Accrued expenses                                    1,558,847     1,591,925
  Customer deposits                                     270,000     1,295,500
                                                    -----------   -----------
    Total current liabilities                         8,998,249     13,029,542

Long-term debt, net of current portion                1,068,403       180,435

Contingencies (Note 8)

                 STOCKHOLDERS'EQUITY

Common stock, $.05 stated value; 1,000,000
  shares authorized, 65,570 shares
  issued and outstanding                                  2,634         3,279
Additional paid-in capital                              308,858       121,407
Retained earnings                                     7,634,541     7,815,395
                                                    -----------   -----------
                                                      7,946,033     7,940,081
                                                    -----------   -----------
                                                    $18,012,685   $21,150,058
                                                    ===========   ===========





The accompanying notes are an integral part of these financial statements.

Country Coach, Inc.                                                         2

Statements of Income
for the years ended December 31, 1995 and 1994


                                          1995                    1994
                                  --------------------    --------------------
                                     Amount    Percent       Amount    Percent
Sales                             $67,832,955   100.0%    $59,483,707   100.0%

Cost of sales                      57,922,405    85.4      51,234,646    86.1
                                  -----------   -----     -----------   -----
    Gross profit                    9,910,550    14.6       8,249,061    13.9

Operating expenses:
  Selling and marketing             4,268,673     6.3       3,247,911     5.5
  General and administrative        1,347,548     2.0       1,825,238     3.0
  Warranty                            838,411     1.2         649,724     1.1
  Profit sharing bonus                311,906      .5               0
                                  -----------   -----     -----------   -----
                                    6,766,538    10.0       5,722,873     9.6
                                  -----------   -----     -----------   -----
    Operating income                3,144,012     4.6       2,526,188     4.3

Other income (expense):
  Interest income                     141,725      .2         280,317      .5
  Interest expense                   (498,533)   ( .7)       (525,233)   (1.0)
Other income                            5,146                 116,689      .2
                                  -----------   -----     -----------   -----
    Net income                    $ 2,792,350     4.1%    $ 2,397,961     4.0%
                                  ===========   =====     ===========   =====
















The accompanying notes are an integral part of these financial statements.

Country Coach, Inc.                                                          3

Statements of Shareholders' Equity
for the years ended December 31, 1995 and 1994


                         Common Stock    Additional
                         ------------     Paid-in     Retained
                        Shares   Amount   Capital     Earnings       Total
                        ------   ------  ---------  -----------   -----------
Balance at December 31,
   1993                 65,570  $ 3,279  $ 121,407  $ 7,267,376   $ 7,392,062
  Net income                                          2,397,961     2,397,961
  Distributions to
   shareholders              0        0          0   (1,849,942)   (1,849,942)
                        ------  -------  ---------  -----------   -----------
Balance at December 31,
   1994                 65,570    3,279    121,407    7,815,395     7,940,081
  Issuance of common
   stock                 1,681       84    214,428                    214,512
  Repurchase of common
   stock               (14,570)  (  729)  ( 26,977)  (1,485,104)   (1,512,810)
  Net income                                          2,792,350     2,792,350
Distributions to
   shareholders              0        0          0   (1,488,100)   (1,488,100)
                        ------  -------  ---------  -----------   -----------
Balance at December 31,
   1994                 52,681  $ 2,634  $ 308,858  $ 7,634,541   $ 7,946,033
                        ======  =======  =========  ===========   ===========






















The accompanying notes are an integral part of these financial statements.

Country Coach, Inc.                                                          4

Statements of Cash Flows
for the years ended December 31, 1995 and 1994

                                                       1995          1994
                                                      ------        ------
Increase (Decrease) in Cash and Cash Equivalents:

Cash flows from operating activities.
  Net income                                        $ 2,792,350   $ 2,397,961
  Adjustments to reconcile net income to net
     cash provided by (used in) operating
     activities:
    Depreciation and amortization                       277,867       168,461
    Gain on disposal of equipment                    (    5,146)   (    1,427)
    Changes in assets and liabilities:
      Trade receivables                              (  379,812)   (1,536,637)
      Receivable, related partnership                    17,624        17,103
      Inventories                                     4,152,462    (2,173,285)
      Prepaid expenses and deposits                      80,534    (   82,716)
      Note receivable                                   204,247    (  220,755)
      Accounts payable                                  800,732       492,460
      Accrued expenses                               (   33,078)      431,406
      Customer deposits                              (1,025,500)    1,160,500
                                                    -----------   -----------
      Net cash provided by (used in)
       operating activities                           6,882,280       653,073
                                                    -----------   -----------

Cash flows from investing activities:
  Acquisition of property and equipment              (  981,390)   (  665,122)
  Proceeds from sale of equipment                         6,475         3,289
  (Increase) decrease in other assets                (   74,135)      215,736
                                                    -----------   -----------
      Net cash used in investing activities          (1,049,050)   (  446,099)
                                                    -----------   -----------

Cash flows from financing activities:
  Net increase in notes payable                      (4,035,000)     2,135,000
  Payments of long-term debt                         (  513,289)   (   17,103)
  Distributions to shareholders                      (1,488,100)   (1,849,942)
  Proceeds from issuance of shares                      214,512             0
                                                    -----------   -----------
      Net cash provided by financing activities      (5,821,877)      267,955
                                                    -----------   -----------
Net increase (decrease) in cash and
  cash equivalents                                       11,353       474,927
Cash and cash equivalents at beginning of year          478,550         3,623
                                                    -----------   -----------
Cash and cash equivalents at end of year            $   489,903   $   478,550
                                                    ===========   ===========

Supplementary Disclosure of Cash Flow Information:
  Cash paid for interest                            $   501,287   $   500,843

Supplementary Disclosure for Noncash Flow Information:
  Note payable issued on share repurchase and
   noncompete agreement (Note 6)                    $ 1,662,810

The accompanying notes are an integral part of these financial statements.

Country Coach, Inc.                                                          5

Notes to Financial Statements
December 31, 1995 and 1994



1.   Summary of Significant Accounting Policies:

     Nature of Business: Country Coach, Inc. designs, manufactures and markets high quality motor coaches sold primarily to dealers throughout the United States.

     Estimates and Industry Factors:

     Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Concentration of Credit Risk: The Company distributes its products through independent dealers for motor coaches and direct sales for bus conversions, and is not dependent upon any one customer. However, sales to three customers in 1995 and two customers in 1994 represent 10% or more of net sales (major customers). Sales to the major customers were $36,462,000 in 1995 and $26,921,000 in 1994. The loss of a significant dealer or a substantial decrease in sales by such a dealer could have a material adverse effect on the Company's sales and operating results.

     The Company's financial instruments that are exposed to concentrations of credit risk consist of accounts receivable and repurchase agreements (see
     Note 8). The Company's receivables result primarily from the sale of motor coaches. The Company is generally collateralized until payment is received from dealers. The Company has a concentration of credit risk in the recreational vehicle industry and its largest dealers, without geographic concentration of credit risk.

     Warranty and Other Claims: Estimated warranty costs are provided for at the time of sale of warrantied products. The Company provides a limited warranty on parts and labor for up to one year. While the Company believes its warranty accruals are adequate, the Company is subject to regulations which may require the Company to recall products with design or safety defects. The Company's operating results could be adversely affected by a major product recall or if warranty claims in any period exceed warranty reserves.

     The Company has from time to time been subject to product liability claims. To date, the Company has been successful in obtaining, product liability insurance on terms the Company considers acceptable. There can be no assurance that the Company will be able to obtain insurance Coverage in the future at acceptable levels or that the costs of insurance will be reasonable. Furthermore, successful assertion against the Company of one or a series of large uninsured claims, or of one or a series of claims exceeding any insurance Coverage, could have a materially adverse effect on the Company's operating results and financial condition.

Continued

Country Coach, Inc.                                                          6

December 31, 1995 and 1994


1.   Summary of Significant Accounting Policies, Continued:

     Fair Value of Financial Instruments: In December 1991, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 107 (SFAS No. 107), "Disclosures about Fair Value of Financial Instruments". SFAS No. 107 requires disclosures of the estimated fair value of all financial instruments other than specified items, such as lease contracts, subsidiary and affiliates investments and employers' pension and benefit obligations.

     The following methods and assumptions were used by management to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value. The resulting estimates of fair value require subjective judgments and are approximate. Changes in the in the following methodologies and assumptions could significantly affect estimates.

     Long-term Borrowings - The estimated fair values of these financial instruments set forth below were determined by estimating future cash flows on a borrowing-by-borrowing basis and discounting these future cash flows using the Company's incremental borrowing rates for similar types of borrowing arrangements. Based on this calculation, the estimated fair value approximates the carrying value of $1,348,000 at December 31, 1995.

     Short-term Borrowings - The carrying amount on the revolving line of credit is $3,000,000 at December 31, 1995, which approximates the estimated fair value.

     Cash and Cash Equivalents: The Company's cash and cash equivalents consist primarily of bank demand deposits and money market accounts at a regional commercial bank. At times balances may exceed amounts covered under federal depository insurance.

     Inventories: Inventories are stated at the lower of cost or market. Cost is determined using a moving average method for materials, work-in-process and finished coach inventories. Cost includes materials, labor and manufacturing overhead costs. Materials and labor for work-in-process and finished goods are specifically identified to units as incurred. Used coaches and purchased vehicle chassis inventory cost is determined using the specific identification method.

     Property and Equipment: Property and equipment are recorded at cost. Maintenance and repairs are charred to expense as incurred. Replacements and renewals are capitalized. When assets are sold, retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income. Depreciation is computed by straight-line and accelerated methods with rates based on estimated useful lives. Leasehold improvements are amortized based on the lease term or useful lives.

     Revenue: Revenue is recognized upon the shipment of finished coaches to independent dealers.

Continued

Country Coach, Inc.                                                          7

December 31, 1995 and 1994


1.   Summary of Significant Accounting Policies, Continued:

     Research and Development: Research and development expenses charged to operations were approximately $401,331 in 1995 and $472,157 in 1994.

     Advertising Costs: The Company expenses advertising costs as incurred, except trade show costs which are expensed when the event takes place.

     At December 31, 1995 and 1994, total advertising costs reported in prepaid expenses were $51,834 and $52,602, respectively. During the years ended December 31, 1995 and 1994, the Company expensed advertising costs of $470,346 and $292,260, respectively.

     Income Taxes: The Company elected to be taxed as an S corporation, whereby income and losses are reported by the stockholders. Accordingly, no provision for income taxes has been made in these financial statements.

     Accounting Standard Pronouncements: Effective March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 12 1, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," which is effective for fiscal years beginning after December 15, 1995. The Standard requires that long-lived assets and certain identifiable intangibles to be held and used by a-n entity be reviewed for impairment whenever events or chances in circumstances indicate that the carrying amount of an asset may not be recoverable. Based on estimates made at December 31, 1995, the Company does not anticipate a material impact on the financial statements as a result of the adoption of this new Standard.


2.  Inventories:

    Inventories are summarized as follows:

                                                        1995         1994
      Materials                                     $ 1,863,512   $ 1,828,232
      Vehicle chassis                                   450,612       487,221
      Work-in-process                                 5,491,207     6,748,031
      Finished coaches                                3,121,484     4,884,583
      Used coaches                                    1,125,000     2,256,210
                                                    -----------   -----------
                                                    $12,051,815   $16,204,277
                                                    ===========   ===========









Country Coach, Inc.                                                          8

December 31, 1995 and 1994


3.  Property and Equipment:

    Property and equipment consist of the following:

                                                        1995         1994
      Leasehold improvements                        $ 1,317,933   $   746,527
      Manufacturing equipment and vehicles            1,275,289     1,007,882
      Office and data processing equipment              807,723       687,343
                                                    -----------   -----------
                                                      3,400,945     2,441,752
      Less accumulated depreciation
         and amortization                             1,398,902     1,181,167
                                                    -----------   -----------
                                                    $ 2,002,043   $ 1,260,585
                                                    ===========   ===========


4.  Notes Payable:

    The Company has established an $11,000,000 revolving line of credit with the United States National Bank of Oregon with interest payable monthly at the Bank's prime rate (8.5% at December 31, 1995) or the IBOR rate (5.81% at December 31, 1995) plus 1.25% to 2.5%, depending on certain financial statement ratios, collateralized by all accounts receivable and inventory. The agreement requires that the Company maintain certain debt to worth and working capital ratios. At year end, interest was paid based on the IBOR rate option at 7.3 1%. Borrowings under the credit facility, which matures on April 30, 1996, amounted to $3,000,000 and $7,035,000 at December 31, 1995 and 1994, respectively.


5.  Long-term Debt:

                                                        1995          1994
    Note payable to former shareholder/employee,
    payable in annual installments of $382,856
    including interest at 12.96%, due August 1999   $1,167,145

    Note payable, City of Junction City,
    payable in monthly installments of $1,924
    including interest at 3%, due January 2005,
    collateral of real property leased from
    related partnership                                180,435      $ 198,059
                                                    ----------      ---------
                                                     1,347,580        198,059
    Less current portion                               279,177         17,624
                                                    ----------      ---------
                                                    $1,068,403      $ 180,435
                                                    ==========      =========



Country Coach, Inc.                                                          9

December 31, 1995 and 1994

5.  Long-term Debt:

    The aggregate maturities on the above debt in the years subsequent to December 31, 1996 are:

        1997                                          $ 284,133
        1998                                            319,101
        1999                                            360,753
        2000                                             20,472
        Thereafter                                       83,944

6.  Related-Party Transactions, Related Partnership:

    Country Coach, Inc. leases on a five-year term certain land and buildings from Lee Joint Venture, a partnership comprised of stockholders of the Company. The Company renewed its lease term beginning November 1, 1995. Lease expense is $84,360 per month, with an annual cost of living adjustment. Rents paid or accrued by the Company to the partnership amounted to $956,032 and $789,098 during 1995 and 1994, respectively.

    The Company also had an outstanding receivable from Lee Joint Venture of $38,214 and $55,838 at December 31, 1995 and 1994, respectively. Interest income on this receivable amounted to $5,670 and $6,191 for the years ended December 31, 1995 and 1994, respectively.

    In April 1995, the President of the Company purchased 1,681 shares of common stock for $214,512.

    In October 1995, the Company repurchased 14,570 shares of outstanding common stock from a shareholder/employee for $1,512,810. In connection with the share repurchase, the former shareholder/employee entered into a noncompete agreement for $150,000. The share repurchase and noncompete agreement were financed through the issuance of a note payable to the former shareholder/employee with an original balance of $1,662,810. Interest on the note amounted to $33,153 during 1995.



7.  Profit Sharing Plan:

    The Company has a cash bonus plan based on various Company performance and profit results. Employees with 6 months of service at the end of each quarter are eligible under the plan. For the year ended December 31, 1995, the Company recorded bonuses under the plan totaling $311,906. No bonuses were awarded by the Company in 1994






Country Coach, Inc.                                                        10

December 31, 1995 and 1994



8.  Commitments and Contingencies:

    Repurchase Agreements: Substantially all of the Company's sales to dealers are made on terms requiring cash on delivery. The Company does not normally finance dealer purchases. However, most dealers are financed on a "floor plan" basis by a bank or finance company which lends the dealer all or substantially all of the wholesale purchase price and retains a security interest in the vehicles purchased. Upon request of a lending institution financing a dealer's purchases of the Company's products, the Company will execute a repurchase agreement. These agreements provide that for up to 12 months after a unit is financed, the Company will repurchase the unit if the dealer is in default and upon a determination by the lending institution to repossess the unit. The Company's liability under repurchase agreements is limited to the unpaid balance owed to the lending institution by reason of its extending credit to the dealer to purchase Country Coach, Inc.'s vehicles. The Company does not anticipate any significant losses will be incurred under these agreements, The approximate amount subject to contingent repurchase arising from these agreements at December 31, 1995 is $14,792,000.

    Other: The Company is involved in litigation arising in the normal course of business. In the opinion of management, the ultimate outcome of these claims will not have a material effect on the financial statements.

















Country Coach, Inc.                                                         11

Coopers                                         |Coopers & Lybrand L.L.P.
& Lybrand                                       |
                                                |a professional services firm












                             COUNTRY COACH, INC.
                                  --------




                             FINANCIAL STATEMENTS
                for the years ended December 31, 1994 and 1993

                             COUNTRY COACH, INC.
                                  --------

                                   CONTENTS

                                                                          Page
                                                                          ----
Report of Independent Accountants                                          1

Financial Statements
  Balance Sheets                                                           2
  Statements of Income and Retained Earnings                               3
  Statements of Cash Flows                                                 4
  Notes to Financial Statements                                           5-8

























Country Coach, Inc.

Coopers                                         |Coopers & Lybrand L.L.P.
& Lybrand                                       |
                                                |a professional services firm




Report of Independent Accountants



To the Board of Directors
Country Coach, Inc.:

We have audited the accompanying balance sheets of Country Coach, Inc. as of December 31, 1994 and 1993, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial state-ments are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Country Coach, Inc. as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted account-ing principles.



Coopers & Lybrand LLP


Eugene, Oregon
February 16, 1995

Balance Sheets
December 31, 1994 and 1993

                                                        1994         1993
                                                       -------      -------
                        ASSETS

Current assets:
  Cash and cash equivalents                         $   478,550   $     3,623
  Accounts receivable                                 2,292,860       756,223
  Receivable, related partnership                        55,838        72,941
  Inventories                                        16,204,277    14,030,992
  Prepaid expenses and deposits                         525,331       442,615
                                                    -----------   -----------
    Total current assets                             19,556,856    15,306,394

Property and equipment, net                           1,260,585       765,786
Note receivable                                         220,755
Other assets                                            111,862       327,596
                                                    -----------   -----------
                                                    $21,150,058   $16,399,776
                                                    ===========   ===========

                      LIABILITIES

Current liabilities:
  Notes payable                                     $ 7,035,000   $ 4,900,000
  Long-term debt, current portion                        17,624        17,103
  Accounts payable, trade                             3,089,493     2,597,033
  Accrued expenses                                    1,591,925     1,160,519
  Customer deposits                                   1,295,500       135,000
                                                    -----------   -----------
    Total current liabilities                        13,029,542     8,809,655

Long-term debt, net of current portion                  180,435       198,059

Contingencies (Note 8)

                 STOCKHOLDERS'EQUITY

Common stock, $.05 stated value; 1,000,000
  shares authorized, 65,570 shares
  issued and outstanding                                  3,279         3,279
Additional paid-in capital                              121,407       121,407
Retained earnings                                     7,815,395     7,267,376
                                                    -----------   -----------
                                                      7,940,081     7,392,062
                                                    -----------   -----------
                                                    $21,150,058   $16,399,776
                                                    ===========   ===========






The accompanying notes are an integral part of these financial statements.

Country Coach, Inc.                                                         2

Statements of Income and Retained Earnings for the years ended December 31, 1994 and 1993


                                          1994                    1993
                                  --------------------    --------------------
                                     Amount    Percent       Amount    Percent
Sales                             $59,483,707   100.0%    $50,728,600   100.0%

Cost of sales                      51,234,646    86.1      43,544,967    85.8
                                  -----------   -----     -----------   -----
    Gross profit                    8,249,061    13.9       7,183,633    14.2

Operating expenses:
  Selling and marketing             3,247,911     5.5       2,575,644     5.1
  General and administrative        1,825,238     3.0       1,316,768     2.6
  Warranty                            649,724     1.1         543,515     1.1
  Profit sharing bonus                      0                 507,395     1.0
                                  -----------   -----     -----------   -----
                                    5,722,873     9.6       4,943,322     9.8
                                  -----------   -----     -----------   -----
    Operating income                2,526,188     4.3       2,240,311     4.4

Other income (expense):
  Interest income                     280,317      .5         100,624      .2
  Interest expense                   (525,233)   (1.0)       (323,413)    (.6)
  Gain on disposal of equipment         1,427                     731
  Other income                        115,262      .2               0
                                  -----------   -----     -----------   -----
    Net income                      2,397,961     4.0%      2,018,253     4.0%

Retained earnings, beginning
  of year                           7,267,376               6,350,456
Distributions to shareholders      (1,849,942)             (1,101,333)
                                  -----------             -----------
Retained earnings, end of year    $ 7,815,395             $ 7,267,376
                                  ===========             ===========







The accompanying notes are an integral part of these financial statements.

Country Coach, Inc.                                                          3

Statements of Cash Flows
for the years ended December 31, 1994 and 1993

                                                        1994         1993
                                                       -------      -------
Increase (Decrease) in Cash and Cash Equivalents:

Cash flows from operating activities.
  Net income                                        $ 2,397,961   $ 2,018,253
  Adjustments to reconcile net income to net
     cash provided by (used in) operating
     activities:
    Depreciation and amortization                       168,461       140,986
    Gain on disposal of equipment                    (    1,427)   (      731)
    Change in assets and liabilities:
     (Increase) decrease in:
      Accounts receivable                            (1,536,637)      126,230
      Receivable, related partnership                    17,103        16,599
      Inventory                                      (2,173,285)   (2,530,978)
      Prepaid expenses and deposits                  (   82,716)   (   19,591)
      Note receivable                                (  220,755)
     Increase (decrease) in:
      Accounts payable                                  492,460       620,771
      Accrued expenses                                  431,406        90,996
      Customer deposits                               1,160,500    (  712,944)
                                                    -----------   -----------
      Net cash provided by (used in)
       operating activities                             653,073    (  250,409)
                                                    -----------   -----------

Cash flows from investing activities:
  Acquisition of property and equipment              (  665,122)   (  274,558)
  Proceeds from sale of equipment                         3,289         2,847
  (Increase) decrease in other assets                   215,736    (   71,161)
                                                    -----------   -----------
      Net cash used in investing activities          (  446,099)   (  342,872)
                                                    -----------   -----------

Cash flows from financing activities:
  Net increase in notes payable                       2,135,000     1,605,000
  Payments of long-term debt                         (   17,103)   (   16,600)
  Distributions to shareholders                      (1,849,942)   (1,101,333)
                                                    -----------   -----------
      Net cash provided by financing activities         267,955       487,067
                                                    -----------   -----------
Net increase (decrease) in cash and
  cash equivalents                                      474,927    (  106,214)
Cash and cash equivalents at beginning of year            3,623       109,837
                                                    -----------   -----------
Cash and cash equivalents at end of year            $   478,550   $     3,623
                                                    ===========   ===========


Supplementary Disclosure of Cash Flow Information:

  Cash paid for interest                            $   500,843   $   306,099

The accompanying notes are an integral part of these financial statements.

Country Coach, Inc.                                                          4

Notes to Financial Statements
December 31, 1994 and 1993



1. Summary of Significant Accounting Policies:

     Nature of Business: Country Coach, Inc. designs, manufactures and markets high quality motor coaches sold primarily to dealers throughout the United States.

     Revenue: Revenue is recognized upon the shipment of finished coaches to independent dealers.

     County Coach, Inc.: The Company distributes its products through an independent dealer network for motor coaches and direct sales for bus conversions, and is not dependent upon any one customer. However, sales to two customers in 1994 and 1993 represent 10% or more of net sales
     (a major customer). Sales to the major customers were $27,448,353 in 1994 and $23,545,058 in 1993.

     Cash and Cash Equivalents: The Company's cash and cash equivalents consist primarily of bank demand deposits and money market accounts at a regional commercial bank. At times balances may exceed amounts covered under federal depository insurance.

     Concentration of Credit Risk: The Company's financial instruments that are exposed to concentrations of credit risk consist of accounts receivable and repurchase agreements (see Note 8). The Company's receivables result primarily from the sales of motor coaches to independent dealers. The Company generally requires no collateral from its dealers.

     The Company has a concentration of credit risk in the recreational vehicle industry and its largest dealers, without geographic concentration of credit risk.

     Inventories: Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method for materials, work-in-process and finished coach inventories. Cost includes materials, labor and manufacturing overhead costs. Used coaches and vehicle chassis inventory cost is determined using the specific identification method.

     Property and Equipment: Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Replacements and renewals are capitalized. When assets are sold, retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income. Depreciation is computed by straight-line and accelerated methods with rates based on estimated useful lives. Leasehold improvements are amortized based on the lease term or useful lives.



Continued

Country Coach, Inc.                                                          5

December 31, 1994 and 1993



1.  Summary of Significant Accounting Policies, Continued:

    Warranty Claims: Estimated warranty costs arc provided at the time of sale of the warrantied products.

    Research and Development: Research and development expenses charged to operations were approximately $472,157 in 1994 and $265,680 in 1993.

    Income Taxes: The Company elected to be taxed as an S corporation, whereby income and losses are reported by the stockholders. Accordingly, no provision for income taxes has been made in these financial statements.


2.  Inventories:

    Inventories are summarized as follows:

                                                        1994         1993
      Materials                                     $ 1,828,232   $ 1,531,839
      Vehicle chassis                                   487,221       199,252
      Work-in-process                                 6,748,031     5,033,710
      Finished coaches                                4,884,583     3,274,816
      Used coaches                                    2,256,210     3,991,375
                                                    -----------   -----------
                                                    $16,204,277   $14,030,992
                                                    ===========   ===========

3.  Property and Equipment:

    Property and equipment consist of the following:

                                                        1994         1993
      Leasehold improvements                        $   746,527   $   514,101
      Manufacturing equipment and vehicles            1,007,882       698,353
      Office and data processing equipment              687,343       626,970
                                                    -----------   -----------
                                                      2,441,752     1,839,424
      Less accumulated depreciation
         and amortization                             1,181,167     1,073,638
                                                    -----------   -----------
                                                    $ 1,260,585   $   765,786
                                                    ===========   ===========

Country Coach, Inc.                                                          6

December 31, 1994 and 1993



4.  Notes Payable:

    The Company has established a revolving line of credit with the United States National Bank of Oregon in the amount of $11,000,000 with interest at the Bank's prime rate, and with collateral of certain accounts receivable and inventory. The agreement requires that the Company maintain certain debt to worth and working capital ratios. The Bank's prime rate was 8.5% at December 31, 1994 (6% at December 31, 1993). Borrowings were $7,035,000 at December 31, 1994 and $4,900,000 at December 31, 1993.


5.  Long-term Debt:

                                                        1994          1993
    Note payable, City of Junction City,
    payable in monthly installments of $1,924
    including interest at 3%, due January 2005,
    collateral of real property leased from
    related partnership                              $ 198,059      $ 215,162

    Less current portion                                17,624         17,103
                                                     ---------      ---------
                                                     $ 180,435      $ 198,059
                                                     =========      =========

    The aggregate maturities on the above debt in the years subsequent to December 31, 1995 are:

        1996                                          $ 18,160
        1997                                            18,712
        1998                                            19,281
        1999                                            19,868
        Thereafter                                     104,414


6.  Related-Party Transactions, Related Partnership:

    Country Coach, Inc. leases on a year-to-year basis certain land and buildings from Lee Joint Venture, a partnership comprised of stockholders of the Company. Rents paid or accrued by the Company to the partnership during 1994 amounted to $789,098 ($647,388 in 1993).

    The Company also has an outstanding receivable from Lee Joint Venture at December 31, 1994 of $55,838 and earned related interest income of $6,191 on this receivable ($72,941 and $6,697, respectively, at December 31, 1993).



Country Coach, Inc.                                                         7

December 31, 1994 and 1993



7.  Profit Sharing Plan:

    The Company has a cash bonus plan based on various Company performance and profit results. Employees with 12 months of service at the beginning of the year are eligible under the plan. No bonus was awarded by the Company on 1994 results (awarded $507,395 for the bonus, plus related taxes, based on 1993 results).



8.  Contingencies:

    Repurchase Agreements: Substantially all of the Company's sales to dealers are made on terms requiring cash on delivery. The Company does not normally finance dealer purchases. However, most dealers are financed on a "floor plan" basis by a bank or finance company which lends the dealer all or substantially all of the wholesale purchase price and retains a security interest in the vehicles purchased. Upon request of a lending institution financing a dealer's purchases of the Company's products, the Company will execute a repurchase agreement. These agreements provide that for up to 12 months after a unit is financed, the Company will repurchase the unit if the dealer is in default and upon a determination by the lending institution to repossess the unit. The Company's liability under repurchase agreements is limited to the unpaid balance owed to the lending institution by reason of its extending credit to the dealer to purchase Country Coach, Inc.'s vehicles. The Company does not anticipate any significant losses will be incurred under these agreements, The approximate amount subject to contingent repurchase arising from these agreements at December 31, 1994 is $12,469,000.

    Other: The Company is involved in litigation arising in the normal course of business. In the opinion of management, the ultimate outcome of these claims will not have a material effect on the financial statements.











Country Coach, Inc.                                                         8

                                                                    Exhibit B
FOR IMMEDIATE RELEASE

                NATIONAL R.V. HOLDINGS, INC. CONSUMMATES
                  ACQUISITION OF COUNTRY COACH, INC.

PERRIS, California (November 11, 1996) - National R.V. Holdings, Inc. (Nasdaq:
NRVH) announced today that it has closed its previously-announced acquisition of Country Coach, Inc., a leading manufacturer of Highline motorhomes based in Junction City, Oregon. The acquisition, valued at $19 million, was consummated through the issuance of 543,806 shares of National R.V. Holdings Common Stock valued at $9 million and the assumption of approximately $10 million of debt.

In connection with the acquisition, Robert B. Lee, Country Coach's founder and Chief Executive Officer, has joined National's Board of Directors. Mr. Lee and the rest of Country Coach management are continuing in their current positions. Country Coach generated net sales of approximately $70 million and pre-tax profits of $2.8 million in 1995. Net sales and pre-tax profits are well ahead of comparable period results for the first nine months of 1996.
The Company expects the transaction to be immediately accretive to earnings per share. The acquisition makes the Company the fifth largest manufacturer of Class A motorhomes in the nation with a 6.5% market share.

Commenting on the Country Coach acquisition, Gary Siegler, Chairman of the Board of Directors of National R.V. Holdings, stated, "We are excited to add Country Coach's fine products and management team to the Company. Country Coach provides us with a leading presence in the Highline market, making National one of the largest and fastest-growing RV manufacturers in the U.S."

National R.V. Holdings is one of the nation's leading manufacturers of Class A motorhomes. Through its National R.V. subsidiary, the Company designs, manufactures and markets Class A motorhomes and fifth-wheel travel trailers under brand names including Dolphin, Sea Breeze, and Tropi-Cal. Through its Country Coach subsidiary, the Company designs, manufactures and markets Highline Class A motorhomes and bus conversions under brand names including Concept, Affinity, Magna, Intrigue and Allure.

CONTACTS:        Kenneth W. Ashley      Eugene G. Heller/Lynne P. Farris
              Chief Financial Officer      Silverman Heller Associates
                   (909)943-6007                  (310)208-2550